UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2012, Sealed Air Corporation (the “Company”) appointed William G. Stiehl as the Controller and the Company’s principal accounting officer, effective as of January 1, 2013.

Mr. Stiehl, age 51, is currently Vice President of Finance and Controller of the Aerostructures business unit of United Technologies Corporation. He joined Goodrich Corporation in 2006 as Vice President , Internal Audit. Mr. Stiehl worked at Goodrich Corporation from 2006 through 2012. Goodrich Corporation was acquired by United Technologies Corporation in July 2012. He also served as Senior Audit Manager with Deloitte. Mr. Stiehl has worked in various accounting and finance positions for over twenty-five years with increasing levels of responsibility. He has extensive financial and accounting experience, including financial reporting, financial planning and analysis, and internal audit, among others. Mr. Stiehl earned a Bachelor of Science in Business Administration from the University of Cincinnati and is a Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Tod S. Christie
	Name:	Tod S. Christie
	Title:	Treasurer

Dated: November 21, 2012